Exhibit 99.1

Ryerson Announces Increase in Revolving Credit Facility Aggregate Commitments and Extension

CHICAGO – June 30, 2022 - Ryerson Holding Corporation (NYSE: RYI) (the “Company” or “Ryerson”) announced today that it has amended its existing asset-based revolving credit facility (as amended, the “Amended Credit Facility”) to, among other things, increase the aggregate commitments to $1.3 billion from $1.0 billion and extend the maturity from November 2025 to June 2027. The Company expects to continue to use the facility for general purposes in the ordinary course of business. The Amended Credit Facility is secured by the inventory and accounts receivable of the Company’s U.S. and Canadian operating subsidiaries.

Under the Amended Credit Facility, Ryerson will receive pricing benefits if certain financial metrics are achieved. As a result of the refinancing, Ryerson will be able to lower its borrowing costs and significantly increase available liquidity. The Amended Credit Facility was converted from a LIBOR to SOFR base rate with margins eligible to be 12.5 bps lower than the existing rates if certain financial metrics are achieved.

“The revolving credit facility upsize and extension is another important step in transforming and fortifying our balance sheet, allowing Ryerson to leverage its strong “through-the-cycle” operating model and positions us for a successful exit from the high-yield borrower market in July while providing increased optionality as industry conditions remain in flux,” stated Jim Claussen, Ryerson’s Chief Financial Officer.

Bank of America, N.A. is the Administrative Agent and Collateral Agent and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association are Joint Lead Arrangers and Joint Bookrunners.

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,000 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Vice President—Finance:

Jorge Beristain

312.292.5040

investorinfo@ryerson.com

Safe Harbor Provision

Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, our quarterly report on Form 10-Q for the quarter ended March 31, 2022, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.